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                   STOCK ACQUISITION AGREEMENT


     This STOCK ACQUISITION AGREEMENT, dated as of September 30, 1994 among Echlin Inc., a Connecticut corporation (the "Buyer"), Theodore Bargman Co., a Michigan corporation (the "Company"), and the stockholders of the Company listed on Schedule 1.1 to this Agreement (individually, a "Seller" and collectively, the "Sellers").

          Buyer desires to acquire all of the outstanding shares of capital stock of the Company and the Sellers desire to transfer all such shares to Buyer on the terms and conditions hereinafter set forth.

          The definitions of certain defined terms used herein are set forth in Section 10.10 hereof.

          Accordingly, in consideration of the premises and of the respective covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1.   ACQUISITION AND TRANSFER OF SHARES

          1.1 Acquisition and Transfer. On the terms and subject to the conditions set forth in this Agreement, (i) the Sellers shall transfer to Buyer, and Buyer shall acquire from the Sellers, all of the outstanding shares of capital stock of the Company (such shares of capital stock being hereinafter referred to as the "Shares") for an aggregate unadjusted consideration (subject to adjustment as provided in Section 1.4 hereof) payable in shares of Echlin Inc. Common Stock $1 par value (the "Echlin Common Stock") the number of which shall be determined (to the nearest whole number of shares) by dividing (A) $6,500,000 by (B) a figure equal to the average daily closing price (without regard to volume) of one share of Echlin Common Stock traded on the New York Stock Exchange during the five business day period beginning six business days prior to the Closing Date and including the business day preceding the Closing Date and (ii) at the Closing referred to in
Section 1.2 hereof:

          (a) Each Seller shall assign, transfer and deliver to Buyer the number of Shares set forth beside such Seller's name on Schedule 1.1 hereto; and

          (b) Buyer shall accept and acquire the Shares from the Sellers and in consideration therefor shall deliver to the Sellers by delivery to Lawrence S. Jackier, Esq. (the "Agent Seller") acting for himself and as agent for the other Sellers as provided in Section 10.14 hereof certificates representing the unadjusted aggregate number of shares of Echlin Common Stock to be delivered to Sellers under this Agreement less (i) 5% of such shares to be held back by Buyer until the Net Worth as reflected in the Closing Date Balance Sheet is determined pursuant to Section 5.9 hereof and (ii) 5% of such shares to be held back by Buyer until the termination date referred to in Section 9.1 hereof; provided, however, that on such termination date Buyer may continue to hold back a number of such shares reasonably related in value to any claim, with respect to which the Sellers have been given written notice prior to such termination date, until the resolution of any such claim.

          1.2 Closing. Subject to the conditions set forth in this Agreement, the acquisition and transfer of the Shares pursuant to this Agreement (the "Closing") shall take place at the offices of Buyer, 100 Double Beach Road, Branford, Connecticut at 10 a.m. on (A) September 30, 1994, or (B) such other date, not later than September 30, 1994, time and place which is agreed to by Buyer and the Sellers. The date on which the Closing is to occur is herein referred to as the "Closing Date".

          1.3 Deliveries at the Closing. Subject to the conditions set forth in this Agreement, at the Closing:

          (a) The Sellers shall deliver to Buyer (i) certificates representing all the Shares accompanied by stock powers with all necessary stock transfer and other documentary stamps attached, and any other documents that are necessary to transfer to Buyer good title to all the Shares, free and clear of all pledges, liens, charges, claims, options, encumbrances, security interests, restrictions on transfer and rights of other persons of every nature and description whatsoever ("Security Interest"), and (ii) all opinions, certificates and other instruments and documents required, or as reasonably may be requested, to be delivered by the Sellers at or prior to the Closing or otherwise required in connection herewith; and

          (b) Buyer shall deliver to the Agent Seller (i) certificates representing the shares of Echlin Common Stock as required by Section 1.1(b) hereof with any transfer taxes thereon duly paid by Buyer and (ii) all opinions, certificates and other instruments and documents required to be delivered by Buyer at or prior to the Closing or otherwise required, or as reasonably may be requested, in connection herewith.

          1.4 Consideration Adjustment. If the Net Worth as finally determined in accordance with Section 5.9 hereof is more or less than $3,122,292, the number of shares of Echlin Common Stock provided for by Section 1.1 hereof shall be adjusted as follows:

          (a) If less than $3,122,292, Buyer shall deliver promptly to the Sellers by delivery to the Agent Seller the number of shares held back by Buyer pursuant to Section 1.1(b)(i) hereof, less a number of shares having an aggregate Share Value equal to the amount of such negative difference, or

          (b) If the amount of such negative difference is greater than the aggregate Share Value of the shares held back by Buyer, Buyer shall retain all the shares held back and any such adjustment shall be limited to the shares held back, or

          (c) If more than $3,122,292, Buyer shall deliver promptly to the Sellers by delivery to the Agent Seller the number of shares held back by Buyer, plus a number of shares having an aggregate Share Value equal to the amount of such positive difference; provided, however, any such upward adjustment shall be limited to a number of shares having an aggregate Share Value equal to $350,000, and

          (d) The value of a share of Echlin Common Stock for the purpose of this Section 1.4 shall be the same value per share as determined for purposes of Section 1.1 hereof (the "Share
     Value").

     2.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Each Seller hereby jointly and severally represents and warrants to Buyer as follows:

          2.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions set forth on Schedule 2.1 and in each other jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of the Company and its Subsidiaries would not in the aggregate have a Material Adverse Effect (as defined in Section 10.10 hereof). The Company has previously delivered to Buyer complete and correct copies of its Articles or Certificate of Incorporation and all amendments thereto to the date hereof and its By-Laws, as presently in effect.

          2.2 Subsidiaries. Set forth on Schedule 2.2 hereto is a true and complete list of any Subsidiaries (as defined below) of the Company stating, with respect to each Subsidiary, its jurisdiction of incorporation, capitalization, equity ownership and jurisdictions in which qualified to do business. As used in this Agreement, the term "Subsidiary" shall mean any corporation in which the Company owns beneficially securities representing 20% or more of (i) the aggregate equity or profit interests or (ii) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of the Company and its Subsidiaries would not in the aggregate have a Material Adverse Effect. All of the outstanding shares of capital stock of the Subsidiaries have been validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or of any securities law, and are owned by the Company of record and beneficially free and clear of any Security Interest. Except as set forth on Schedule 2.2 hereto, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture or other person (as defined in Section 10.10 hereof), and has no agreement or commitment to purchase any such interest. The Company has previously delivered to Buyer complete and correct copies of the charter and by-laws (including comparable governing instruments with different names) of each Subsidiary, as amended and presently in effect.

          2.3 Capitalization. The authorized capital stock of the Company consists of 50,000 shares of Common Stock, no par value, of which, as of the date hereof, 950 shares are issued and outstanding. There is no Preferred Stock authorized, issued or outstanding. The Shares listed on Schedule 1.1 hereto constitute all the issued and outstanding shares of Common Stock and have been validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive rights or of any securities law. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly
(i) calls for the issuance, sale, pledge or other disposition of any shares of stock of the Company or any securities convertible into, or other rights to acquire, any shares of stock of the Company or (ii) obligates the Company to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such stock, securities or rights, except as set forth on Schedule
2.3 hereto.

          2.4 Authority, Approvals and Consents. The Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general. The execution, delivery and performance of this Agreement by the Company and the Sellers and the consummation of the transactions contemplated hereby do not and will not:

               (i) contravene any provisions of the Articles or Certificate of Incorporation or By-Laws of the Company;

               (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement (as defined in Section 2.15 hereof) or, except as set forth on Schedule 2.4 hereto, require any consent or waiver of any party to any Company Agreement;

               (iii)  result in the creation of any Security
          Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company or any Subsidiary;

               (iv)  violate or conflict with any Legal
          Requirements (as defined in Section 2.9 hereof) applicable to the Company or any Subsidiary or any of their respective businesses or properties; or

               (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

     Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority is necessary to be obtained or made by the Company to enable the Company to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

          2.5 Financial Statements. The Company previously has delivered to Buyer a true and complete copy of:

               (i)  the balance sheets of the Company as of
          December 31, 1991, December 31, 1992 and December 31, 1993, and the related statements of income and retained earnings and cash flows for the fiscal years ended on such dates, together with the notes thereto, in each case examined by and accompanied by the report of Coopers & Lybrand, independent certified public accountants;

               (ii) the unaudited balance sheet of the Company as of June 30, 1994 and the unaudited statements of income and retained earnings and cash flows for the six-month period ended on such date, together with any notes thereto;

     (all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements are in accordance with the books and records of the Company and its Subsidiaries and fairly present the financial position, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles consistently applied (except as disclosed on Schedule 2.5 or otherwise indicated in such statements and except that the unaudited financial statements do not contain the footnote disclosures required by generally accepted accounting principles) during such periods, and the unaudited financial statements included in the Company Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Company Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets. The books and accounts of the Company and its Subsidiaries are complete and correct and fully and fairly reflect all of the transactions of the Company and its Subsidiaries and are located solely at the offices of the Company and its Subsidiaries and not at any other location. At the Closing Date no material adverse change shall have occurred in the financial condition or results of operations of the Company and its Subsidiaries except as disclosed in the Company Financial Statements or disclosed on Schedule 2.5 hereto.

          2.6 Absence of Undisclosed Liabilities. To the best knowledge of the Sellers, neither the Company nor any Subsidiary has any liability of any nature whatsoever (whether known or unknown, disclosed or undisclosed, due or to become due, accrued, absolute, contingent or otherwise) including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Sections 2.17 and 2.18 hereof or liabilities for Taxes (as defined in Section 2.8 hereof), except for (i) liabilities reflected or reserved against in the balance sheet as of December 31, 1993 included in the Company Financial Statements (the "Company Balance Sheet"), or in the notes to the Company Financial Statements for the twelve-month period then ended, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Company Balance Sheet which, individually and in the aggregate, do not have a Material Adverse Effect and (iii) liabilities disclosed on Schedule 2.6 hereto or in this Agreement or in any other schedule hereto or in the financial statements referred to in
Section 2.5 hereof. Neither the Company nor any Subsidiary is a party to any Company Agreement, or subject to any charter or by-law provision, any other corporate limitation or any Legal Requirement (as defined in Section 2.9 hereof), which has, or in the future can reasonably be expected to have, a Material Adverse Effect, except as set forth on Schedule 2.6 hereto or in this Agreement or in any other schedule hereto or in the financial statements referred to in
Section 2.5 hereof.

          2.7 Absence of Material Adverse Effect; Conduct of Business. Since December 31, 1993, there has been no Material Adverse Effect and there is no condition, development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen at this time, may result in any Material Adverse Effect. Without limiting the foregoing, except as set forth on Schedule 2.7 hereto or in this Agreement or in any other schedule hereto or in the financial statements referred to in
Section 2.5 hereof, since December 31, 1993 there has not been, occurred or arisen:

               (i) any damage, destruction or loss to any asset of the Company or any Subsidiary (whether or not covered by insurance) that, individually or in the aggregate, would have a Material Adverse Effect;

               (ii) any change in any accounting principle or method used for financial reporting purposes by the Company or any Subsidiary except as expressly disclosed in the Company, Financial Statements and concurred with by the Company's independent public accountants;

               (iii) any commitment, transaction or other action by the Company or any Subsidiary other than in the ordinary course of business and consistent with past practice;

               (iv) any amendment or other change to the Articles or Certificate of Incorporation or By-Laws of the Company;

               (v) any declaration, setting aside, or payment of any dividend or distribution (whether in cash, stock or property) in respect of capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition of shares of such capital stock or any split, combination or reclassification of such capital stock;

               (vi) any sale or other disposition of any right, title or interest in or to any assets or properties of the Company or any Subsidiary or any revenues derived therefrom (other than inventories sold in the ordinary course of business) having an aggregate value in excess of the dollar amount set forth on Schedule 2.7 hereto;

               (vii) (i) any general increase in any compensation or benefits payable to any class or group of employees of the Company or any Subsidiary, any increase in the compensation payable or to become payable by the Company or any Subsidiary to any of its directors, officers or any of its employees whose total compensation after such increase would exceed $75,000 per annum (collectively, "Key Employees") or any bonus, service award, percentage compensation, or other benefit paid, granted or accrued to or for the benefit of any Key Employee, other than in accordance with an ERISA Plan or Compensation Commitment expressly disclosed on Schedule 2.17 or 2.18 hereto as in effect on the date hereof or (ii) the adoption or amendment in any material respect of any ERISA Plan or any Compensation Commitment;

               (viii) any creation, incurrence or assumption of any indebtedness for money borrowed by the Company or any Subsidiary, including obligations in respect of capital leases or guarantees, other than (A) indebtedness under revolving credit, line of credit and other working capital loan agreements (all of which are described on Schedule 2.7 hereto) providing for borrowings in the ordinary course of business not exceeding the aggregate dollar amount at any time outstanding set forth on
          Schedule 2.7 hereto and (B) intercompany loans and advances to or from any Subsidiary;

               (ix) any capital expenditures by the Company or any Subsidiary, except as permitted by Section 5.3(d) hereof;

               (x) any labor union organizing activity, any actual or threatened employee strikes, work stoppages, slow-downs or other labor disputes or disturbances or any material adverse change in its relations with employees;

               (xi) any change in any accounting principle or method or election for federal income tax purposes used by the Company or any Subsidiary;

               (xii)  any change in the authorized or issued
          capital stock of the Company or securities convertible into or rights to purchase such capital stock; or

               (xiii) any authorization, approval, agreement or commitment to do any of the foregoing.

          2.8  Taxes.

          (a) To the best knowledge of the Sellers, the Company, each Subsidiary and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Company or any Subsidiary, any such other corporation have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) and have paid, or made adequate provision for the payment of, all Taxes (as defined below) which are due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary or any such other corporation. Except to the extent reserves therefor are reflected on the Company Balance Sheet, neither the Company nor any Subsidiary is liable, or will become liable, for any Taxes for any period ending on or prior to, or attributable to operations through December 31, 1993 and except to the extent reserves therefor will be reflected on the Closing Date Balance Sheet (as defined in Section 5.9 hereof), neither the Company nor any Subsidiary is liable, or will become liable, for any Taxes for any period ending on or prior to, or attributable to operations through, the Closing Date.

          (b) Audits of all federal income tax returns in which the Company or any Subsidiary is included have been completed for all fiscal years through the fiscal year referred to on
     Schedule 2.8 hereto and all adjustments proposed for such years have been fully satisfied; no adjustment has been proposed by the Internal Revenue Service with respect to any return for any subsequent year. The statute of limitations on assessment with respect to the federal income tax returns in which the Company or any of its Subsidiaries is included has expired for all fiscal years through the fiscal year referred to on Schedule 2.8 hereto. Neither the Company, any Subsidiary, nor any corporation authorized to act as agent for the Company or any Subsidiary has given or been requested to give any waiver of any statutes of limitations relating to the payment of Taxes for which the Company or any Subsidiary is liable. Neither the Company nor any Seller knows of any basis for an assertion of a deficiency for Taxes against the Company or any Subsidiary. The Company and its Subsidiaries shall be entitled to control any audit of, or claim for refund with respect to, any combined or consolidated return in which the Company or any Subsidiary or any predecessor thereof is included, and shall be entitled to receive any refund received with respect to any such return, to the extent that such audit, claim or refund relates to any item of income, gain, loss, deduction, or credit of the Company or any Subsidiary or any predecessor thereof. The Sellers will cooperate, and will cause each of their Affiliates (as defined in Section 2.19 hereof) to cooperate, with the Company and its Subsidiaries in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Company or any Subsidiary may be liable or with respect to which the Company or any Subsidiary may be entitled to a refund.

          2.9 Legal Matters. Except as set forth on Schedule 2.9 hereto,

          (a) (i) there is no claim, action, suit, litigation, investigation, inquiry, review, or proceeding (collectively, "Claims") pending against or within the past three years asserted against, or, to the best knowledge of the Company or any Subsidiary or Seller, threatened against or affecting, the Company, any Subsidiary, any ERISA Plan or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity and (ii) neither the Company nor any Subsidiary is subject to any judgment, decree, writ, injunction or order of any governmental, administrative or judicial authority (collectively, "Judgments"). Claims and Judgments are referred to herein collectively as "Legal Proceedings". Neither the Company nor any Subsidiary is subject to any Claims, which in the aggregate, if adversely decided, could reasonably be expected to have a Material Adverse Effect.

          (b) To the best knowledge of the Sellers, the businesses of the Company and its Subsidiaries are being and have been conducted in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments, decrees, writs, rulings, injunctions, orders and other requirements of all governmental, administrative or judicial entities (collectively, "Legal Requirements") applicable to the Company or any Subsidiary or any of their respective businesses or properties.

          (c) To the best knowledge of the Sellers, the Company and its Subsidiaries hold, and are and have been in compliance with, all franchises, licenses, permits, registration, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements. To the best knowledge of the Sellers, the Company and each Subsidiary owns or holds all Permits material to the conduct of its business. To the best knowledge of the Sellers, no event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

          (d) To the best knowledge of the Sellers, neither the Company nor any Subsidiary (i) has received any notice asserting any noncompliance with any Legal Requirement or Permit, (ii) is subject to any Legal Requirement or Permit which if enforced against or complied with by the Company or any Subsidiary would have a Material Adverse Effect, or (iii) is subject to any Legal Requirement proposed or under consideration which, if effective, could have a Material Adverse Effect.

          (e) To the best knowledge of the Sellers, no governmental, administrative or judicial authority has indicated any intention to initiate any investigation, inquiry or review involving the Company, any Subsidiary, any ERISA
     Plan or any of their respective properties or rights.

          2.10 Property.

          (a) To the best knowledge of the Sellers, the properties and assets owned by or leased to the Company and its Subsidiaries are adequate for the continued conduct of their respective businesses as presently conducted. The sale of the Shares by the Sellers pursuant hereto will effectively convey to Buyer the business, including all tangible and intangible assets and properties, of the Company and its Subsidiaries.

          (b) Set forth on Schedule 2.10 hereto is a list of all interests in real property owned by or leased to the Company or any of its Subsidiaries and of all options or other contracts to acquire any such interest, specifying the location of each such property and any improvements thereon ("Improvements"). The Company or one of its Subsidiaries has good and marketable title to all such real properties, leases, Improvements, options and contracts and to all other properties reflected on the Company Balance Sheet or acquired by any of them after the date thereof (other than properties and assets sold or otherwise disposed of after the date thereof in the ordinary course of business), and each such property is held free and clear of (i) all leases, licenses and other rights to occupy or use such property and (ii) all Security Interests, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, except (with respect to all such properties) those set forth on Schedule 2.10 hereto or disclosed on the Company Balance Sheet or the notes thereto, none of which has a material adverse effect on such property or its present or contemplated use in the business of the Company and its Subsidiaries. No financing statement or notice of any Security Interest with respect to any of the foregoing properties has been filed in any jurisdiction, and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement or notice, except as set forth on Schedule 2.10 hereto.

          (c) To the best knowledge of the Sellers, all Improvements and all machinery, equipment and other tangible property owned or used by or leased to the Company or any of its Subsidiaries are in operating condition and repair for their continued use as they have been used. To the best knowledge of the Sellers, such tangible properties and all Improvements owned or leased by the Company or any of its Subsidiaries conform in all respects with all applicable building, zoning, environmental and other land use laws, ordinances, rules and regulations and other Legal Requirements and such Improvements do not encroach in any respect on property of others. To the best knowledge of the Sellers, the present and contemplated use of such real property, Improvements and tangible property conforms in all respects with all applicable building, zoning, environmental and other land use laws, ordinances, rules and regulations and other Legal Requirements and all necessary occupancy and other certificates and permits for the occupancy and lawful use thereof have been issued and are presently in full force and effect. To the best knowledge of the Sellers, all notices of violations of Legal Requirements issued by any governmental entity having jurisdiction against or affecting any of such real property, Improvements or tangible property have been complied with. To the best knowledge of the Sellers, no use of such real property, Improvements or tangible property is dependent upon the continuance of a non-conforming use or a special permit or license.

          (d) To the best knowledge of the Sellers; (i) Except as set forth on Schedule 2.10, neither the Company nor any of its Subsidiaries generates or otherwise owns or possesses, stores, treats, disposes of or transports any "hazardous substance" (as defined in the Comprehensive Environmental Responses, Compensation, and Liability Act of 1980 (Public Law 96-510)) or "hazardous waste" (as defined in the Resource Conservation and Recovery Act of 1976 (Public Law 98-616) or the regulations promulgated thereunder or any other hazardous substance or hazardous waste (as defined in any health, safety or environmental protection law or the regulations promulgated thereunder) or has at any time generated or otherwise owned or possessed, stored, treated, disposed of or transported any such hazardous substance or hazardous waste. (ii) Except as set forth on Schedule 2.10, none of the real property owned or leased by the Company or any of its Subsidiaries has been contaminated by any such hazardous substance or hazardous waste or is or has been the site of any dump or sanitary landfill. (iii) Schedule 2.10 lists all permits, consents, approvals, licenses and other like instruments issued under environmental protection laws which are currently held by the Company and its Subsidiaries. (iv) The Company has provided Buyer with copies of all environmental audits, assessments, reviews, correspondence with environmental regulators and like documents prepared within five years of the Closing Date in regard to the Company and its Subsidiaries.

          (e) All real property and Improvements have access to such public roads including, but not limited to, those owned roads and driveways presently in use and such utilities and other services as are necessary for the present and contemplated uses thereof.

          2.11 Inventories. The values at which inventories are carried on the Company Balance Sheet reflect the normal inventory valuation policies of the Company, and such values are in conformity with generally accepted accounting principles consistently applied. To the best knowledge of the Sellers, all inventories reflected on the Company Balance Sheet or arising since the date thereof are free of defects in manufacture and design, are currently marketable and can reasonably be anticipated to be sold at normal mark-ups within 365 days after the date hereof in the ordinary course of business (subject to any reserve for obsolete, damaged, defective or excess inventory that is set forth on the Company Balance Sheet and as to be set forth on the Closing Date Balance Sheet), except for any spare parts inventory which inventory is good and usable.

          2.12 Accounts Receivable. To the best knowledge of the Sellers, all accounts receivable reflected on the Company Balance Sheet or arising since the date thereof (subject to any reserve for bad debts, sales returns and other sales adjustments that is reflected on the Company Balance Sheet and as to be reflected on the Closing Date Balance Sheet) are good and have been collected or are collectible, without resort to litigation or extraordinary collection activity, in the ordinary course of business of the Company and its Subsidiaries, and are subject to no defenses, set-offs or counterclaims other than normal cash discounts accrued in the ordinary course of business of the Company and its Subsidiaries. Except as set forth on Schedule 2.12 hereto all accounts receivable reflected on the Company Balance Sheet are for product sold in the ordinary course of business. Set forth on
Schedule 2.12 hereto is a list of accounts receivable of the Company as of July 31, 1994 showing separately those receivables which as of such date have been outstanding (i) 61 to 90 days and
(ii) more than 91 days.

          2.13 Intellectual Property; Technology. To the best knowledge of the Sellers, the Company and its Subsidiaries own or have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, computer software, software programs, applications therefor, and license or other rights in respect thereof ("Intellectual Property"), used or held for use in connection with the business of the Company or any of its Subsidiaries, without any known conflict with the rights of others. Schedule 2.13 hereto contains a complete list of all Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, and any licenses or other agreements relating thereto and, except as indicated on such Schedule, all such Intellectual Property has been duly registered and filed in and issued by, the United States Patent and Trademark Office, states of the United States or the corresponding offices of other jurisdictions. Except as set forth on Schedule 2.13 hereto, to the best knowledge of the Sellers, the Company or one of its Subsidiaries is the sole and exclusive owner of the patents, copyrights and applications listed thereon and has the sole and exclusive right to use the trademarks and trade names listed thereon, in each case free and clear of any Security Interest and subject to no interference or other contest proceeding. Neither the Company or any Subsidiary has received any notice from any other person pertaining to or challenging the right of the Company or any Subsidiary to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to the Company or any Subsidiary ("Technology"). Neither the Company nor any Subsidiary has granted any outstanding licenses or other rights, and has no obligations to grant licenses or other rights, under, and no Seller has any rights in or to, any of the Intellectual Property or Technology owned or used by or licensed to the Company or any Subsidiary. No claims have been made by the Company or any Subsidiary of any violation or infringement by others of the rights of the Company or any Subsidiary with respect to any Intellectual Property or Technology of the Company or any Subsidiary, and neither the Company nor any Subsidiary knows of any basis for the making of any such claim. To the best knowledge of the Sellers, neither the Company nor any Subsidiary has violated or infringed any Intellectual Property or Technology rights of others in any material manner.

          2.14 Insurance. To the best knowledge of the Sellers, all properties and assets of the Company and its Subsidiaries which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses or owning similar assets. Set forth on Schedule 2.14 hereto is a list of all policies for such insurance and of all insurance policies held by the Company and its Subsidiaries insuring the title of the real property owned by the Company and its Subsidiaries and the Company previously has furnished to Buyer true and complete copies of all such policies. All such policies are in full force and effect and neither the Company nor any of its Subsidiaries has received any notice of cancellation with respect thereto.

          2.15 Contracts; Etc. (a) As used in this Agreement, the term "Company Agreement" shall mean all mortgages, indentures, notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding (including all leases and other agreements referred to on Schedule 2.10 hereto) to which the Company or any Subsidiary is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected. Set forth on Schedule 2.15 hereto is a complete and accurate list of (i) each Company Agreement which is material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, and (ii) without regard to materiality, each of the following Company Agreements:

               (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company or any Subsidiary;

               (ii) any guaranty, direct or indirect, by the Company or any Subsidiary of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

               (iii) any Company Agreement made other than in the ordinary course of its business or providing for the grant of any preferential rights to purchase or lease any of its assets;

               (iv) any Company Agreement relating to the capital stock or other securities of the Company or any Subsidiary;

               (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other companies;

               (vi) any collective bargaining agreement with any labor union;

               (vii) any lease or similar arrangement for the use by the Company of personal property involving payments of in excess of $10,000 per annum;

               (viii)  any Company Agreement to which any Insider
          (as defined in Section 2.19 hereof) is a party;

               (ix) any Company Agreement with a term in excess of one year or providing for aggregate payments to or by the Company or any Subsidiary in excess of $25,000 per annum;

               (x)  any Company Agreement containing non-
          competition or other limitations restricting the conduct of the business of the Company or any Subsidiary;

               (xi) any partnership, joint venture or similar agreement or agreement for the acquisition of any business;

               (xii) any Company Agreement that is a franchise or similar distributor agreement; and

               (xiii) any Company Agreement with any customer with minimum annual payments to the Company or any Subsidiary in excess of $25,000.

     True and complete copies of all written Company Agreements referred to on Schedule 2.15 and Schedule 2.10 hereto have heretofore been delivered or made available to Buyer, and the Company has provided Buyer with accurate and complete written summaries of all such Company Agreements which are unwritten.

          (b) To the best knowledge of the Sellers; (i) Neither the Company nor any Subsidiary nor, any other party thereto is in breach of or default under any Company Agreement, no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company or any Subsidiary, no Company Agreement with any supplier is in excess of normal or expected requirements of the Company or any Subsidiary and prices provided therein were agreed to as the result of arms-length negotiations conducted in the ordinary course of business and no Company Agreement with any customer cannot be completed without a positive gross margin for the Company or any Subsidiary if completed in a manner consistent with the Company's ordinary course of business prior to the Closing. (ii) There are no material unresolved disputes involving the Company or any of its Subsidiaries under any Company Agreement.

          2.16 Labor Relations.

          (a) To the best knowledge of the Sellers, the Company and each of its Subsidiaries has paid or made provision for the payment of all salaries and accrued wages and has complied in all respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate government authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. There are no controversies pending or, to the best knowledge of any Seller, threatened between the Company or any of its Subsidiaries and any labor union or other collective bargaining unit representing any employees of the Company or any of its Subsidiaries.

          (b) Except as set forth on Schedule 2.16 hereto, (i) no union or other collective bargaining unit has been certified or recognized by the Company or any of its Subsidiaries as representing any of their respective employees and (ii) during the past five years, (A) no strike, work stoppage, slow-down or similar labor disruption has been recommended by any labor union or collective bargaining unit representing any employees of the Company or any Subsidiary, (B) nor has the membership of such union or unit voted on any call for a strike, work stoppage, slow-down or similar labor disruption and (C) nor has any strike, work stoppage, slow-down or similar labor disruption occurred with respect to such employees.

          2.17 Employee Benefit Plans

          (a) Set forth on Schedule 2.17 hereto is a true and complete list of:

               (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income
          Security Act of 1974, as amended ("ERISA"), maintained by the Company or any Subsidiary ("Pension Benefit Plan");
          and

               (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by the Company or any Subsidiary ("Welfare Benefit Plan").

     True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have heretofore been delivered or made available to Buyer together with, as applicable to each such ERISA Plan, trust agreements, summary plan descriptions, all Internal Revenue Service ("IRS") determination letters with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, financial statements, IRS Forms 5500 and summary annual reports for the last three years.

          (b)  With respect to the ERISA Plans:

               (i) there is no ERISA Plan which is a multiemployer plan as that term is defined in Section 3(37) of ERISA
          ("Multiemployer Plan") other than those identified as such on Schedule 2.17;

               (ii)  no event has occurred or (to the best
          knowledge of the Sellers is threatened or about to occur which would constitute a prohibited transaction under
          Section 406 of ERISA subjecting the Company or any Subsidiary to a civil penalty under Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

               (iii)  each ERISA Plan has operated since its
          inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Forms 5500 and predecessors thereof; and

               (iv) no ERISA Plan is liable for any federal, state, local or foreign taxes.

          (c) Each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

               (i)  has been qualified, from its inception, under
          Section 401(a) of the Code, has received a favorable determination letter from the District Director of Internal Revenue, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

               (ii) has been operated, since its inception, in accordance with its terms or applicable law and there exists no fact which would adversely affect its qualified status;

               (iii) is not currently under investigation, audit or review by the IRS, or any other federal or state agency and (to the best knowledge of the Sellers) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

          (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) of the Code:

               (i)  no liability to the Pension Benefit Guaranty
          Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company or any Subsidiary since the effective date of ERISA;

               (ii) the PBGC has not notified the Company, any Subsidiary or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

               (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the best knowledge of the Sellers) is threatened or about to occur which would constitute a reportable event within the meaning of
          Section 4043(b) of ERISA and no Pension Benefit Plan, or trust established thereunder or any trustee or administrator thereof has engaged, or as of the Closing Date will have engaged, in a "prohibited transaction" as defined in Section 4975 of the Code;

               (iv) no Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section
          302 of ERISA and Section 412 of the Code); and

               (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (1) no liability under Title IV of ERISA would be incurred by the Company or any Subsidiary and (2) all benefits accrued to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

          (e)  With respect to each Pension Benefit Plan, Schedule
     2.17 contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

          (f) The aggregate of the amounts of Company or Subsidiary contributions to be paid or accrued under ERISA Plans is not expected to exceed $0 for the current fiscal year. To the extent required in accordance with generally accepted accounting principles, the Company Balance Sheet reflects in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company and its Subsidiaries under the ERISA Plans as of the date thereof and the Closing Date Balance Sheet will reflect all such amounts as of the Closing Date.

          (g) Each Welfare Benefit Plan intended to be qualified as a voluntary employees' beneficiary association under
     Section 501(c)(9) of the Code:

               (i) has been qualified from its inception under 501(c)(9) of the Code and has been issued a favorable determination letter by the IRS with respect to the qualification of each such Welfare Benefit Plan;

               (ii) is currently in compliance with applicable federal laws;

               (iii) has been operated, in all material respects, in accordance with its terms and to the knowledge of the Sellers, the Company or any Subsidiary, no fact exists that would adversely affect its qualified status; and

               (iv) is not currently under investigation, audit or review by the IRS or any other federal or state agency and, to the best knowledge of the Sellers, no such action is contemplated or under consideration and the IRS has not asserted that any trust established under a Welfare Benefit Plan is not exempt under Section 501(c)(9) of the Code.

          (h) With respect to any Multiemployer Plan (1) neither the Company nor any Subsidiary has, since December 31, 1993 made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 5205 of ERISA; (2) the aggregate withdrawal liability of the Company and its Subsidiaries under all Multiemployer Plans, computed as if a "complete withdrawal" by the Company and its Subsidiaries had occurred under each such Plan as of December 31, 1993 would not exceed any amount reflected on the Company Balance Sheet and to be reflected on the Closing Date Balance Sheet and (3) neither the Company nor any Subsidiary has received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

          2.18 Other Benefit and Compensation Plans or
               Arrangements and Company Policies

          (a) Set forth on Schedule 2.18 hereto is a true and complete list of:

               (i) each stock purchase, option, stock ownership, deferred compensation, performance, bonus, incentive, expense reimbursement, vacation pay, holiday pay, hospitalization, major medical, disability, life, severance, retirement, excess benefit or other plan, trust, insurance, arrangement or standard policy with respect to employees which is not an ERISA Plan, whether written or oral, which the Company or any Subsidiary maintains or is required to make contributions to; and

               (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former Key Employee pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement);

     True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.18 ("Compensation Commitments"), and all employee or employment policy manuals relating to employees of the Company or any Subsidiary, have heretofore been delivered to Buyer together with, where prepared by or for the Company or any Subsidiary, any valuation, actuarial or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to Buyer with respect to any Compensation Commitment which is unwritten.

          (b) To the best knowledge of the Sellers, each Compensation Commitment:

               (i) has been operated, since its inception, in accordance with its terms;

               (ii) is not currently under investigation, audit or review by the IRS and (to the best knowledge of the Sellers) no such action is contemplated or under consideration;

               (iii) has no liability for any federal, state, local or foreign taxes;

               (iv) has no claims subject to dispute or litigation except as disclosed on Schedule 2.9;

               (v) has met all material applicable requirements, if any, of the Code;

               (vi) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code; and

               (vii) all benefits accrued are fully funded and there are no liabilities for pension benefit guaranty insurance premiums except as set forth on Schedule 2.18 hereto.

          2.19 Transactions with Insiders. Set forth on Schedule 2.15(viii) and Schedule 2.19 hereto is a complete and accurate list of and description of (i) all transactions between the Company, any Subsidiary or an ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since December 31, 1990 (other than in accordance with a Compensation Commitment expressly disclosed on Schedule 2.18 hereto as in effect on the date hereof) and (ii) all interests of any Insider or any employee of the Company, any Subsidiary, any Seller or any of their respective Affiliates, in any Company Agreement or any property, real or personal, tangible or intangible (including, without limitation, Technology and Intellectual Property), used in or pertaining to the business of the Company or any Subsidiary, except for the normal rights of each Seller as a holder of Shares.

          2.20 Employees. Set forth on Schedule 2.20 hereto is a complete and accurate list of the Key Employees and other senior managerial employees of the Company and any Subsidiary and except as indicated therein, no such employee (i) has indicated to the Company, any Subsidiary or any Seller an intent to resign or (ii) is an officer, director or employee of any Seller or its Affiliates (other than the Company and its Subsidiaries). The Company has previously furnished to Buyer a correct and complete list of the officers of the Company and each Subsidiary and except as disclosed on Schedule 2.20, no such officer is an officer, director or employee of any Seller or its Affiliates (other than the Company and its Subsidiaries).

          2.21 Brokers. Neither the Company, nor any Subsidiary, nor any director, officer or employee thereof, nor any Seller, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement, except for the obligations of the Sellers to _______________________ Mesirow Financial Inc.

          2.22 Customers and Suppliers.  Schedule 2.22 sets forth
(i) the names and addresses of, and the gross sales of the Company and each Subsidiary for the fiscal year ended December 31, 1993 to, the ten largest customers of the Company and each Subsidiary (by dollar volume) in fiscal 1993; (ii) the names and addresses of the ten largest suppliers (by dollar volume) of products and services to the Company and each Subsidiary in fiscal 1993, indicating the products and services supplied, and existing contractual arrangements for continued supply from each such firm, and also indicating whether any such firm is a sole-source supplier to the Company or any Subsidiary. Except as otherwise indicated in
Schedule 2.22, neither the Company nor any Seller knows of any termination, cancellation, limitation, modification or change in the business relationships of the Company or any Subsidiary with any supplier or customer listed therein, or of any pending or threatened dispute of any kind with any such supplier or customer.

          2.23 Warranty Claims.

          (a) Except as set forth on Schedule 2.23, there are no pending claims against the Company or any Subsidiary under warranties, whether express or implied by the customers of the Company or any Subsidiary. Neither the Company nor any Subsidiary has given any guarantee or warranty or made any representation in respect of products or services sold or contracted to be sold by the Company or any Subsidiary except for warranties in the standard forms attached to Schedule 2.23 and (except as aforesaid) neither the Company nor any Subsidiary has accepted any liability or obligation to service, repair, maintain, take back or otherwise do or not do anything in respect of any products or services which would apply after any such products or services have been delivered by it.

          (b) To the best knowledge of each Seller, neither the Company nor any Subsidiary has manufactured, sold or supplied products or services which are or were or will become in any material respect faulty or defective or which do not comply in any material respect with any warranties or representations expressly or impliedly made by the Company or any Subsidiary or with all applicable regulations, standards and requirements in respect thereof, except to the extent reserved for on the Company Balance Sheet and as to be set forth on the Closing Date Balance Sheet.

          2.24 Powers of Attorney. Except as disclosed on Schedule 2.24, the Company and its Subsidiaries have no powers of attorney or comparable delegations of authority outstanding and neither the Sellers nor any Affiliate of any Seller (other than the Company and its Subsidiaries) nor any officer or director of any Seller or any such Affiliate has signature authority with respect to any bank or other similar institutional account of the Company or its Subsidiaries.

          2.25 Disclosure. To the best knowledge of the Sellers, neither the Company nor any Seller has made any material misrepresentation to Buyer relating to this Agreement or the Shares nor has any Seller omitted to state to Buyer any material fact relating to this Agreement or the Shares which is necessary in order to make the information given by or on behalf of the Company or the Sellers to Buyer or its representatives at or prior to Closing not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Shares.

     3.   ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Each Seller hereby represents and warrants to Buyer with respect to such Seller as follows:

          3.1 Ownership of Shares; Title. Such Seller is the owner of record and beneficially of the number and type of Shares set forth beside such Seller's name on Schedule 1.1 hereto, and the information set forth on Schedule 1.1 with respect to such Seller is accurate and complete. Such Seller has, and shall transfer to Buyer at the Closing, good and marketable title to the Shares shown as owned by such Seller on Schedule 1.1 hereto, free and clear of any and all Security Interests, proxies and voting or other agreements.

          3.2 Organization; Authority. Such Seller has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby (including the disposition of such Seller's Shares to Buyer). This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

               (i) contravene any provisions of the governing instruments of such Seller;

               (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which such Seller is a party or to which such Seller or any of such Seller's property is subject;

               (iii)  violate or conflict with any Legal
          Requirements (as defined in Section 2.9 hereof) to which such Seller or any of such Seller's property is subject; or

               (iv) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

          3.3 Acquisition of Stock for Investment. Such Seller is aware that the Echlin Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act").
Such Seller agrees that the Echlin Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of (i) without registration under the Securities Act, except pursuant to an exemption from such registration available under such Act and (ii) except in accordance with any applicable provisions of state securities laws. Such Seller agrees that Buyer may at its election affix a legend to any certificates evidencing such shares summarizing or identifying such restrictions.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to the Sellers as follows:

          4.1 Incorporation of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

          4.2 Power; Authorization; Consents. Buyer has the requisite corporate power to enter into this Agreement and perform its obligations hereunder. When approved by the Board of Directors of Buyer, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly authorized and no other corporate proceedings on the part of Buyer will be necessary to authorize and approve this Agreement and the transactions contemplated hereby and this Agreement will constitute a valid and binding obligation of, Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not:

               (i) contravene any provisions of the Certificate of Incorporation or By-Laws of Buyer;

               (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which Buyer is a party to or which Buyer or any of Buyer's property is subject;

               (iii)  violate or conflict with any Legal
          Requirements (as defined in Section 2.9 hereof) applicable to Buyer or any subsidiary of Buyer or any of their respective businesses or properties; or

               (iv) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

          4.3 Brokers. Neither Buyer, nor any Affiliate of Buyer, nor any director, officer or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

          4.4 Acquisition of Stock for Investment. Buyer is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares. Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of (i) without registration under the Securities Act, except pursuant to an exemption from such registration available under such Act and (ii) except in accordance with any applicable provisions of state securities laws.

          4.5 Echlin Common Stock. The Echlin Common Stock to be issued and delivered to the Sellers pursuant to the provisions of this Agreement will on the Closing Date have been validly issued and outstanding, fully paid and non-assessable, and shall be eligible to vote in the election of the Buyer's Board of Directors and at the Closing, Buyer shall not have received any stop order or any similar order from the Securities and Exchange Commission ("the SEC") or other applicable regulatory agency which would prevent the registration of the Echlin Common Stock.

          4.6 Financial Statements. The financial statements of Buyer audited by Price Waterhouse, as at the close of business on August 31, 1993, including the related notes, which have been furnished to the Sellers, present fairly, in all material respects, the financial condition on a consolidated basis of Buyer and its consolidated subsidiaries as of said date, and said financial statement, including the related notes, show all known material liabilities of Buyer, direct or contingent, as of said date. At the Closing Date there will have been no material adverse change in the consolidated financial condition of Buyer and its subsidiaries since the date of said financial statements.

          4.7 Disclosure. Buyer has not made any material misrepresentation to the Sellers relating to this Agreement or the Echlin Common Stock and Buyer has not omitted to state to Sellers any material fact relating to this Agreement or the Echlin Common Stock which is necessary in order to make the information given by or on behalf of Buyer to the Sellers at or prior to Closing (including Buyer's reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all of which reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months have been filed) not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Echlin Common Stock.

     5.   COVENANTS

          5.1 Access; Confidentiality. (a) Between the date hereof and the Closing Date, the Company will, and will cause each Subsidiary to (i) provide, to the officers and other authorized representatives of Buyer, full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Company and each Subsidiary and will cause their officers to furnish to Buyer and their authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Company and its Subsidiaries, including, without limitation, furnish to Buyer a list of all Permits owned or held by the Company and its Subsidiaries specifying the governmental authority or other person from whom such Permit has been obtained and setting forth any actions required to be taken by Buyer with respect to such Permits in connection with the consummation of the transactions contemplated hereby, and (ii) make available for inspection and copying by Buyer true and complete copies of any documents relating to the foregoing.

          (b) Buyer will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of Buyer. If this Agreement is terminated, Buyer will promptly return to the Company, upon the reasonable request of the Company, all Confidential Information furnished by the Company and held by Buyer, including all copies and summaries thereof. As used herein, "Confidential Information" shall mean all information concerning the Company and its Subsidiaries obtained by Buyer from the Company in connection with the transactions contemplated by this Agreement except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Company or any Subsidiary or (z) which is or becomes known to the public other than through a breach of this Agreement.

          5.2 Furnishing Information; Announcements. The Company will, as soon as practicable after reasonable request therefor, furnish to Buyer all the information concerning the Company and its Subsidiaries required for inclusion in any statement or application made by Buyer to any governmental or regulatory body in connection with the transactions contemplated by this Agreement. Neither the Company nor the Sellers nor Buyer shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby, without the prior consent of the other parties hereto, except as, in the reasonable judgment of the party determining to issue such press release or make such public statement, is otherwise required by law and upon prompt prior notice to the other parties hereto.

          5.3 Conduct of Business of the Company Prior to the Closing. Except as set forth on Schedule 2.7 hereto, the Company agrees that, during the period from the date hereof to the Closing the business and operations of the Company and its Subsidiaries shall be conducted only in the ordinary course of business and consistent with past practice, no change shall be made in the Articles or Certificate of Incorporation or By-Laws, as amended, of the Company or in the charters or by-laws of any of its Subsidiaries and, without limiting the generality of the foregoing, neither the Company nor any Subsidiary shall, without the prior written consent of Buyer, directly or indirectly:

          (a) (i) issue, grant or sell any shares of its capital stock or (ii) issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any Subsidiary, (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (i) or (ii) of this paragraph (a) or (iv) make any other changes in its equity capital structure;

          (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of the Company's capital stock, or purchase, redeem or otherwise acquire, any shares of the Company's capital stock;

          (c) (including through its directors, officers, employees or advisors), solicit, initiate discussions concerning or encourage (including by way of furnishing any non-public information concerning the Company or any Subsidiary) any Acquisition Proposal (as defined below). The Company will notify Buyer promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, the Company and the terms thereof. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or inquiry received by the Company for a merger or other business combination involving the Company or any Subsidiary or for the acquisition of, or the acquisition of a substantial equity interest in, a substantial portion of the assets of, the Company or any Subsidiary, other than the specific transactions with Buyer contemplated hereby;

          (d) make any capital expenditures (including expenditures for additions to plant, property and equipment) or appropriations or commitments with respect thereto; except
     (i) to the extent of the total dollar amounts and, to the extent indicated therein, as set forth on any budget previously furnished to Buyer and (ii) such additional expenditures, appropriations and commitments up to $25,000 as Seller may deem appropriate;

          (e) create, incur or assume any indebtedness for money borrowed including obligations in respect of capital leases other than (A) indebtedness under revolving credit, line of credit and other working capital loan agreements described on
     Schedule 2.7 hereto providing for borrowings in the ordinary course of business not exceeding any amount reflected on the Company Balance Sheet in the aggregate at any time outstanding and (B) intercompany loans and advances to or from any Subsidiary;

          (f) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise and whether due or to become due) which involve payments or commitments to make payments exceeding $25,000 in the aggregate, other than (A) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, (B) the payment or discharge of obligations as contemplated by this Agreement and (C) scheduled repayments of current portions of and interest on long-term indebtedness, the estimated amounts of which payments (which in the case of interest payments on variable rate debt have been projected on the basis of rates currently in effect) have prior to the execution of this Agreement been disclosed by the Company to Buyer in a writing which specifically refers to this Section;

          (g) assume, endorse, guarantee or otherwise become liable or responsible for (whether directly, contingently or otherwise) any indebtedness for money borrowed or any other obligation of any other person; provided, however, that the Company and its Subsidiaries may endorse negotiable instruments in the ordinary course of business;

          (h) except for purchases of supplies, equipment or services and sales of goods and services, in each case in the ordinary course of business, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, involving total payments to or by the Company and its Subsidiaries of, or involving the acquisition or disposition by the Company or any Subsidiary of property, assets or rights having a value in excess of $100,000 or change any warranty, product return or other business policy or practice;

          (i) (i) approve or put into effect any general increase in any compensation or benefits payable to any class or group of employees of the Company or any Subsidiary, (ii) grant to any Key Employee any increase in compensation, remuneration or benefits of any nature whatsoever, (iii) enter into any Compensation Commitments with any Key Employee, (iv) pay any bonus or other special compensation to any Key Employee (except pursuant to ERISA Plans and Compensation Commitments expressly disclosed on Schedules 2.17 and 2.18 hereto as in effect on the date hereof) or (v) adopt or amend in any material respect any ERISA Plan or any Compensation Commitment or, except in the ordinary course of business and consistent with past practice, any collective bargaining agreement;

          (j) change the accounting methods, principles or practices employed by the Company or any Subsidiary, except as required by generally accepted accounting principles;

          (k) enter into or approve any Company Agreement to which an Insider is a party; or

          (l) change any accounting principle or method or election for federal income tax purposes used by the Company or any Subsidiary.

The Company will use, and will cause each of its Subsidiaries to use, its best efforts to preserve its business organization intact, to keep available to itself the present services of its Key Employees; and to preserve for itself its current relationships with its suppliers, customers and others with whom business relationships exist; provided, however, that nothing shall permit the Company or any Subsidiary to make or agree to make any increase in compensation, or take any other action with respect to employees, suppliers or customers, which is inconsistent with present policies and practices of the Company or such Subsidiary or with any other provisions of this Agreement.

          5.4 Consents; Cooperation. (a) Subject to the terms and conditions hereof, the Company, the Sellers and Buyer will, and the Company will cause each Subsidiary to, use their respective best efforts at their own expense:

               (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for (A) the consummation of the transactions contemplated by this Agreement, (B) the ownership or leasing and operating after the Closing by the Company and each of its Subsidiaries of all their material properties and (C) the conduct after the Closing by the Company and each of its Subsidiaries of their respective businesses as conducted by such entities on the date hereof;

               (ii)  to defend, consistent with applicable
          principles and requirements of law, any lawsuit or other Legal Proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and thereby whether prior to or after the Closing; and

               (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

          (b) To the extent permitted by law, Buyer, the Sellers and the Company will supply each other with copies of all correspondence, filings or written communications between Buyer, the Sellers, the Company or any Subsidiary or their respective representatives and any governmental authority or members of their respective staffs with respect to this Agreement and the transactions contemplated hereby.

          5.5 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use it best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company shall take all such necessary action.

          5.6 Interim Financial Statements. Promptly when available after the end of each fiscal month after the date hereof, the Company will deliver to Buyer an unaudited balance sheet and the related statement of income of the Company for such fiscal month.

          5.7 Notification of Certain Matters. Between the date hereof and the Closing,

          (a)  the Company (and the Sellers with respect to clauses
     (i), (ii) and (iii) below) will give prompt notice in writing to Buyer of: (i) any information that indicates that any representation and warranty contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article 6 hereof,
     (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement. The Company will (x) promptly advise Buyer of any event that has, or could in the future have, a Material Adverse Effect, (y) confer on a regular and frequent basis with one or more designated representatives of Buyer to report operational matters and to report the general status of on-going operations, and (z) notify Buyer of any emergency or other change in the normal course of business or in the operation of the properties of the Company or any Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of the Company or any of its Subsidiaries, and will keep Buyer fully informed of such events and permit Buyer's representatives access to all materials prepared in connection therewith.

          (b) Each Seller shall give prompt notice to Buyer of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by such Seller (including, without limitation, any threat to commence, or notice of the commencement of, any action or other proceeding with respect to the Shares) or the occurrence of any other event of which such Seller has knowledge which will result, or has a reasonable prospect of resulting, in any failure to consummate the sale of the Shares as contemplated hereby.

          5.8 Assurance by Sellers. The Sellers shall use reasonable best efforts to cause the Company and its Subsidiaries to comply with their respective covenants set forth in this Agreement.

          5.9  Closing Date Financial Statements.

          (a) Immediately after the Closing, the Sellers (who shall be allowed access as provided in this Section 5.9 to the books and accounting records, facilities and employees of the Company for the purpose) shall prepare or cause to be prepared and shall cause the Company's independent public accountants
     (i) to audit a consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date (the "Closing Date Balance Sheet") and the related consolidated statements of income, cash flows and of changes in shareholders' equity for the period commencing with the start of the Company's current fiscal year ending on such date (collectively with the Closing Date Balance Sheet, the "Closing Date Financial Statements") and an accompanying report thereon and (ii) to prepare a report setting forth such accounting firm's calculation, on the basis of the Closing Date Balance Sheet, of Net Worth as at the date of the Closing Date Balance Sheet. The foregoing report and the Closing Date Financial Statements shall promptly be delivered by such accounting firm to the Sellers and Buyer, but in no event more than 90 days after the Closing Date. The Closing Date Financial Statements shall be prepared in accordance with this Section 5.9 and the books and records of the Company and its Subsidiaries and shall fairly present the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the Company and its Subsidiaries as of the date thereof and for the period indicated, in each case, subject to Section 5.9(b) hereof, in conformity with the accounting principles consistently applied by the Company to the extent not inconsistent with generally accepted accounting principles which shall be controlling.
     The Closing Date Balance Sheet shall reflect as an accrued liability the cost of the audit and the preparation of the reports. Buyer will (i) provide the Sellers and their representatives access during normal business hours to the facilities, personnel and accounting and other records of the Company and the Subsidiaries to the extent determined by the Sellers and their representatives to be necessary to permit the Sellers to prepare and their representatives to audit the Closing Date Financial Statements prepared by the Sellers as herein provided; provided, however, that the Sellers and their representatives will conduct such audit in a manner that does not unreasonably interfere with the conduct of the business of the Company after the Closing, and (ii) take such actions as may be reasonably requested by the Sellers and their representatives to close, or to assist the Company in closing, as of the Closing Date, the books and accounting records of the Company and its Subsidiaries and otherwise to reasonably cooperate with the Sellers and their representatives in preparing the Closing Date Financial Statements.

          (b) For purposes of this Agreement "Net Worth" shall mean the net book value of the total amount of assets shown on the Closing Date Balance Sheet less the total amount of liabilities shown thereon. For the purposes of the preparation of the Closing Date Balance Sheet and the determination of the Net Worth indicated thereon, the following shall be applicable:

               (i) with respect to Inventory, a physical inventory shall be taken as of the Closing Date by the employees of the Company, observed by representatives of the Sellers and Buyer and, at their respective options, their respective independent public accountants. Inventory shall be valued on a last-in, first-out ("LIFO") basis at the lower of the Company's cost or market, excluding from the valuation all obsolete, damaged and defective items of Inventory and all Excess Inventory; provided, however, the value of the Inventory will be reduced by $100,000 based on the Inventory cost prior to application of LIFO reserves (as much, the actual Net Worth reduction on the Closing Date Balance Sheet will be $100,000 less the appropriate LIFO reserve) to account for obsolete and Excess Inventory, notwithstanding the actual value or amount of obsolete or Excess Inventory. Therefore, no further upward or downward adjustments will be made to the Inventory value, notwithstanding the actual value or amount of obsolete or Excess Inventory.

               (ii) no asset on the Closing Date Balance Sheet shall be capitalized which has not been historically capitalized in the ordinary course of business and reflected on the balance sheets referred to in Section
          2.5 hereof.

               (iii) with respect to any employee compensation, all bonuses or other benefits which may be paid under the Compensation Commitments shall be accrued, whether or not the Company is legally liable or obligated to make any such payment; provided, however, that any liability for severance shall not be accrued, except for any severance benefits payable or which may be paid to James Taylor and, to the extent in excess of Buyer's normal severance policy, to Dennis Hodge.

               (iv) with respect to Accounts Receivable, accounts receivable reflected on the Closing Date Balance Sheet will be reduced by $100,000 to account for bad debts and doubtful accounts, notwithstanding the actual value or amount of bad debts or doubtful accounts; provided, however, such $100,000 reserve shall be reduced by a dollar amount equal to the dollar amount of any bad debts or doubtful accounts written off subsequent to June 30, 1994 and prior to the Closing Date. Therefore, no further upward or downward adjustments will be made to the accounts receivable value, notwithstanding the actual value or amount of bad debts or doubtful accounts.

          (c) After delivery as provided by Section 5.9(a) hereof, Buyer shall promptly review the Closing Date Balance Sheet and the report. The Sellers shall request, and shall use their best efforts to cause the Company's independent public accountants to cooperate with Buyer's auditors, Price Waterhouse, in connection with a review by such auditors of such reports and financial statements and to make the working papers relating to such matters available to Price Waterhouse. Should Buyer determine that the Closing Date Balance Sheet is not in accordance with this Agreement, Buyer shall so notify the Sellers within 30 days of receipt of the Closing Date Balance Sheet of all items not in agreement (the "Notice"). The parties shall then promptly designate representatives who shall meet for the purpose of resolving the differences between them. If such differences have not been resolved within 30 days after receipt by the Sellers of the Notice, the remaining items shall be submitted to a jointly selected independent public accountant, for resolution in accordance with this Agreement. The decision of such accountant shall be binding on the parties and the expense of such accountant shall be shared equally by the parties.

          5.10 Release of Third Party Guarantees.  Buyer and the
Sellers shall cooperate to the end of causing the Sellers and their affiliates to be released as of the Closing Date from any guarantees and letters of credit issued in connection with the business and affairs of the Company or the Subsidiaries.

          5.11 Covenant Not To Compete. (a) In furtherance of the sale to Buyer of the Shares and the business represented thereby, for a period of three years following the Closing Date, no Seller shall, directly or indirectly, through equity ownership or otherwise, for himself, itself or any other person, anywhere in the United States.

               (i)  compete with Buyer, the Company or the
          Subsidiaries, in the business of the Company or the Subsidiaries as conducted as of the Closing Date; provided, however, that nothing herein shall be construed to prevent any Seller from owning, as an investment, up to 5% of a class of equity securities issued by any competitor of Buyer, the Company or the Subsidiaries that is publicly traded and registered under Section 12 of the Securities Exchange Act of 1934 or from acquiring a business which has a competing business provided the competing business does not constitute more than 25% of the revenues of the acquired business; provided, that, any such Seller makes a bona fide offer to transfer to Buyer, within a reasonable time following acquisition of the business, that portion of the business in which such Seller is prohibited from engaging or being involved under this Section 5.11 at such value proportionate to the purchase price for the acquired business as may be agreed to by the parties.

               (ii) communicate with or contact any customers of the Company or the Subsidiaries for the purpose of soliciting such customers to purchase any goods, products or services of the type being manufactured, offered or sold by the Company or the Subsidiaries as of the Closing Date.

               (iii) contact any employee of the Company or the Subsidiaries for the purpose of soliciting, hiring, attempting to hire or in any manner attempting to induce any such employee to leave the Company or the Subsidiaries

               (iv) use or disclose to others any trade secrets or other confidential information relating to the Company or the Subsidiaries and the business conducted thereby, including the names, addresses and any other information relating to the aforesaid customers and employees and confirms that such information shall constitute exclusive property of the Company or the Subsidiaries and agrees that any such property shall not be used by the Sellers or disclosed to other persons or business enterprises.

          (b) The parties intend that the covenant contained in the preceding sentences shall be construed as a series of separate covenants, one for each county and city included within each state and, except for geographic coverage, each such separate covenant shall be deemed identical. The parties agree that the covenants deemed included in this Section 5.11 are, taken as a whole, reasonable in their geographic scope and their duration and no party shall raise any issue of the reasonableness of the scope or duration of the covenants in any proceeding to enforce any such covenants. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (c) Notwithstanding the foregoing, nothing herein shall be construed to prevent James Taylor following the Closing
     Date from accepting employment with a business competitive with the Company or its Subsidiaries.

          5.12 Certain Receivables.  The Sellers will cause any
"receivables from stockholders" to be paid to the Company in full at or prior to the Closing.

          5.13 Real Property Matters. Not later than 10 business days prior to the Closing Date, the Company shall furnish to Buyer a policy or a commitment for a policy of title insurance on ALTA Owner's Policy Form issued by a reputable title company with respect to each real property owned by the Company or any of its Subsidiaries on Schedule 2.10 hereto, containing no exceptions to title other than exceptions (i) set forth on Schedule 2.10 hereto or (ii) which, individually or in the aggregate, do not impair the value, or interfere with the present use, of such property.

          5.14 Certain Payments. The Company and the Subsidiaries shall not be liable for, and the Sellers shall hold the Company and the Subsidiaries harmless from, any liabilities or obligations of any person to make payments to any former shareholders of the Company or the Subsidiaries (including any predecessors thereof), including, without limitation, with respect to the cancellation of their shares pursuant to any merger, reorganization or other corporate transaction, and the Sellers shall pay, or cause to be paid, all such amounts promptly upon written notice from Buyer or the Company, provided, however that the foregoing is not intended to limit the payment by the Company of any liabilities or obligations to the extent reflected on the Closing Date Balance Sheet.

          5.15 Securities Act Registration. As soon as practicable after the Closing Date the Echlin Common Stock shall be registered under the Securities Act as follows:

          (a) Not later than 20 days after the Closing Date, Buyer shall file with the SEC under the Securities Act, a registration statement on Form 3, the eligibility requirements for which are met by Buyer, under Section 5 of the Securities Act (the "Registration Statement") for an offering to be made on a continuous or delayed basis covering the Echlin Common Stock. Buyer agrees to cause the Registration Statement and any necessary state filings to become effective within 90 days of the Closing Date and to remain effective until the completion of the distribution of the Echlin Common Stock, but in no event later than the second anniversary of the Closing Date (the "Registration Period").

          (b) Buyer shall pay all expenses (including the federal and any state registration fee) incurred by Buyer in connection with the preparation and execution of the Registration Statement referred to in this Section 5.15; provided, however, that Buyer shall not be obligated to pay any underwriting or brokerage commissions, discounts or fees relating to any sale of the Echlin Common Stock or the fees and expenses of any counsel of any of such Sellers.

          (c) Buyer shall indemnify and hold harmless the Sellers against any and all losses, liabilities, claims, damages and expenses and reasonable counsel fees which arise out of or are based upon any allegedly untrue statement or alleged omission to state a material fact in connection with the Registration Statement; provided however, Buyer will not be liable to any Seller in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission to state a material fact made in the Registration Statement or in any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Seller for use in the preparation thereof. The Sellers shall cooperate with Buyer in the preparation and filing of the Registration Statement, amendment or supplement required hereunder and shall furnish Buyer such information as may be needed from them in connection with such filing and registration and each Seller shall indemnify and save harmless Buyer, its directors, officers and agents from any and all losses, liabilities, claims, damages and expenses and reasonable counsel fees which arise out of or are based upon any untrue statement or omission to state a material fact in connection with such filing and registration, if and to the extent such untrue statement or omission is made in reliance upon and in conformity with the information furnished in writing by such Seller for use in the preparation of the Registration Statement.

          (d) In the event Buyer shall furnish the Sellers written notice stating that, in the good faith judgment of counsel for Buyer, the sale or transfer of the Echlin Common Stock pursuant to the Registration Statement would, at such time, require the disclosure of material information that Buyer has a bona fide business purpose for preserving as confidential the Sellers shall suspend sales of Echlin Common Stock under the Registration Statement for a reasonable period until Buyer determines that such confidential information may be disclosed; provided, however, that in no event shall any such suspension exceed 60 days in the aggregate during any 12 month period. Each of the Sellers agrees to keep confidential any notification by Buyer to such Seller pursuant to this Section 5.15.

          (e) Upon the effectiveness of the Registration Statement and the issuance of post acquisition financials in accordance with Section 5.16 hereof, Buyer agrees to the removal of any legend affixed to any certificates evidencing shares of Echlin Common Stock; provided, however, in the absence of an effective Registration Statement within 90 days of the Closing Date, Buyer, in lieu of and in complete satisfaction of Buyer's obligation to deliver consideration in the form of shares of Echlin Common Stock under this Agreement, shall make a payment or payments in cash to the Agent Seller on behalf of the Sellers in an amount equal to the aggregate Share Value of such shares delivered or deliverable under Section 1.3 hereof and to be delivered under Section 1.4 hereof (on final determination of Net Worth under Section 5.9 hereof) and the Sellers simultaneously with the first payment in cash shall redeliver to Buyer any certificates evidencing such shares previously delivered to the Sellers and by accepting such payment in cash shall release and waive the Sellers' rights to any payment in the form of shares of Echlin Common Stock.

          5.16 Post Acquisition Financials. Buyer shall promptly issue financial results for the first month ending after the Closing Date which covers at least 30 days of post Closing Date operations combining the Company's financial results with those of Buyer. Such results shall be included in SEC Form 8-K or 10-Q, as appropriate, which shall be promptly filed by Buyer with the SEC after such combined results become available (but in any event within 45 days after the end of such first month of combined operations). Notwithstanding anything herein to the contrary, the Sellers shall not dispose of any Echlin Common Stock acquired pursuant to this Agreement until after such filing; provided, however, that such restriction shall, cease to be applicable at such time as any affiliate (as defined under the Securities Act) of Echlin disposes of Echlin Common Stock after the Closing Date.

          5.17 Post Acquisition Insurance Coverage. Buyer agrees that for a period of at least one year after the Closing Date it will maintain or cause the Company to maintain insurance coverage for the Company similar to the coverage currently maintained by the Company.

          6.   CONDITIONS TO THE OBLIGATIONS OF BUYER TO EFFECT
               THE CLOSING

          The obligations of Buyer required to be performed by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Buyer as provided herein except as otherwise required by applicable law:

          6.1 Representations and Warranties; Agreements; Covenants. Each of the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all respects as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all respects as of the Closing. Each of the obligations of the Company and the Sellers required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all respects as of the Closing. At the Closing, the conditions set forth in the preceding two sentences shall have been satisfied and there shall have been no event that has or could in the future have, a Material Adverse Effect.

          6.2 Authorization; Consents. All corporate or other action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Company and by the Sellers. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby and all consents or waivers which, either individually or in the aggregate, if not made or obtained, would have a Material Adverse Effect shall have been made or obtained.

          6.3  Opinions of the Company's and the Sellers'
               Counsel. Buyer shall have been furnished with the opinion of counsel for the Company and the Sellers, dated the Closing Date, in form and substance satisfactory to Buyer, to the effect set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.9 (to the best of such counsel's knowledge, after reasonable investigation), 3.1 and 3.2 hereof. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and by government officials and upon such other documents and data as such counsel deem appropriate as a basis for their opinions. Such counsel may specify the jurisdiction or jurisdictions in which they are admitted to practice, that they are not admitted to the Bar in any other jurisdiction or experts in the law of any other jurisdiction and that such opinions are limited to the law of the jurisdiction or jurisdictions in which they are admitted to practice, the corporate law of the jurisdiction in which the Company is incorporated, if different, and federal laws.

          6.4 Minimum Net Worth. The chief financial officer of the Company shall certify to Buyer that the amount of Net Worth as at the Closing Date is at least equal to $3,122,292.

          6.5 Absence of Litigation. No order, stay, injunction or decree of any court of competent jurisdiction shall be in effect
(i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any material limitation on the ability of Buyer effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending) seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking material damages in connection therewith which Buyer, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

          6.6 Resignations. Buyer shall have received a letter, dated the Closing Date, from each member of the Boards of Directors of the Company and its Subsidiaries and from each of their officers stating that such director or officer resigns such position effective at the consummation of the Closing and releasing the Company and its Subsidiaries from any claims that such director or officer may have against the Company and its Subsidiaries as a result of his services as a director or as an officer.

          6.7  Environmental.  The Sellers shall have furnished
Buyer with evidence satisfactory to Buyer of environmental compliance by the Company and its Subsidiaries.

          6.8  Certificates.  The Sellers shall have furnished
Buyer with such certificates of officers and others as Buyer may reasonably request to evidence compliance with the conditions set forth in this Article 6.

     7.   CONDITIONS TO THE OBLIGATIONS OF THE SELLERS TO EFFECT
          THE CLOSING

          The obligations of the Sellers required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Sellers as provided herein except as otherwise required by applicable law:

          7.1 Representations and Warranties; Agreements. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all respects as of the Closing. Each of the obligations of Buyer required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all respects as of the Closing. At the Closing, the conditions set forth in the preceding two sentences shall have been satisfied.

          7.2 Authorization of the Agreement; Consents. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Buyer.

          7.3 Opinions of Buyer's Counsel. The Sellers shall have been furnished with the opinion of counsel of Buyer, dated the Closing Date, in form and substance satisfactory to the Company, to the effect set forth in Sections 4.1, 4.2 and 4.5 hereof. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of Buyer and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for his opinion. Such counsel may specify the state or states in which he is admitted to practice, that he is not admitted to the Bar in any other state or expert in the law of any other state and that such opinions are limited to Connecticut law and federal laws.

          7.4 Absence of Litigation. No order, stay, induction or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending) seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking material damages in connection therewith which the Sellers, in good faith and with the advice of counsel, believe makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

          7.5 Certificates. Buyer shall have furnished the Sellers with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article
7 as may be reasonably requested by the Sellers.

     8.   TERMINATION

          8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

               (i)  by mutual consent of Buyer and the Sellers;

               (ii) by Buyer or the Sellers, if the Closing shall not have taken place on or prior to September 30, 1994, or such later date as shall have been approved by Buyer and the Sellers;

               (iii) by Buyer or the Sellers if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

               (iv) by Buyer, if there has been any violation or breach by the Company or any Seller of any representation, warranty, covenant or obligation contained in this Agreement and such violation or breach has not been waived by Buyer; or

               (v) by the Sellers, if there has been a violation or breach by Buyer of any representation, warranty, covenant or obligation contained in this Agreement and such violation or breach has not been waived by the Sellers.

If Buyer or the Sellers shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other parties specifying the provision hereof pursuant to which such termination is made.

          8.2 Effect of Termination. Except for (i) any breach of this Agreement and (ii) the obligations contained in Sections 5.1 and 10.1 hereof, upon the termination of this Agreement pursuant to
Section 8.1 hereof, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any liability or obligation hereunder with respect thereto.

     9.   SURVIVAL AND INDEMNIFICATION

          9.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement, or in any Schedule, certificate, document or statement delivered pursuant hereto, shall survive and shall be deemed to have been relied upon and shall not be affected in any respect by the Closing, any investigation conducted by any party hereto or by any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in Articles 2 (other than Section 2.4 hereof) and 4 (other than Section 4.2 hereof) of this Agreement shall terminate on the earlier of the first anniversary after the Closing Date or the issuance of Buyer's fiscal 1995 audited financials on SEC Form 10-K; provided, however, that such representations and warranties, and the liability of any party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice prior to such termination date.

          9.2 Indemnification. The parties shall indemnify each other as set forth below:

          (a) Each of the Sellers shall (i) indemnify and hold harmless Buyer and each of its directors, officers, employees, advisors and Affiliates (including, without limitation, the Company) from and against his or its allocable portion of any and all losses, damages, liabilities and claims arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of the Sellers which is contained in or made pursuant to this Agreement or any breach by the Sellers of any of their respective obligations contained in or made pursuant to this Agreement and (ii) reimburse Buyer and each of its directors, officers, employees, advisors and Affiliates for and against his or its allocable portion of any and all Legal Expenses (as defined below)) provided, however, that Buyer and its directors, officers, employees, advisors and Affiliates shall be entitled to indemnification pursuant to this Section 9.2 only if the aggregate gross amount of all amounts paid and all other damages and losses of any kind suffered by such persons exceed $50,000 (at which point only such amounts, damages and losses, exceeding such initial $50,000, shall be available for indemnification); provided, however, that the foregoing limitation shall not apply to any amounts paid and any other damages and losses suffered arising out of, based upon or resulting from (x) any breach of a representation or warranty set forth in Section 2.4 or 3.1 hereof or (y) any breach of any covenant or agreement of the Sellers, including, without limitation, to pay, satisfy, discharge or perform any of the liabilities, commitments and obligations of the Company or any Subsidiary (excluding a breach of a representation or warranty other than as provided in (x) above), all of which amounts, damages and losses shall be indemnified dollar-for-dollar following the incurrence thereof and shall not, if so indemnified, reduce the then applicable balance of such $50,000. Notwithstanding the foregoing, any liability of the Sellers shall be limited to an amount equal to 10% of the aggregate value of the shares of Echlin Common Stock delivered to the Sellers under this Agreement (excluding the Sellers' obligation under Section 1.3 hereof). As used herein, "Legal Expenses" of a person shall mean any and all fees, costs and expenses of any kind reasonably incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to, any threatened or asserted claim. As used herein, a Seller's "allocable portion" shall be equal to the percentage obtained by dividing (x) the number of shares of Echlin Common Stock to be received by such Seller hereunder, by (y) the number of shares of Echlin Common Stock to be received by all Sellers hereunder.

          (b) Buyer shall (i) indemnify and hold harmless the Sellers from any and all losses, damages, liabilities and claims arising out of, based upon or resulting from any inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of Buyer which is contained in or made pursuant to this Agreement or any breach by Buyer of any of its obligations contained in or made pursuant to this Agreement and (ii) reimburse the Sellers for any and all Legal Expenses; provided, however, that the Sellers and their respective directors, officers, employees, advisors and Affiliates shall be entitled to indemnification pursuant to this Section 9.2 only if the aggregate gross amount of all amounts paid and all other damages and losses of any kind suffered by such persons exceeds $50,000 (at which point only such amounts, damages and losses, exceeding such initial $50,000, shall be available for indemnification); provided, however, that the foregoing limitation shall not apply to any amounts paid and any other damages and losses suffered arising out of, based upon or resulting from (x) any breach of a representation or warranty set forth in Section 4.1 or 4.2 hereof or (y) any claim relating to any breach of any covenant or agreement of Buyer (excluding a breach of a representation or warranty other than as provided in (x) above, all of which amounts, damages and losses shall be indemnified dollar-for-dollar following the incurrence thereof and shall not, if so indemnified, reduce the then applicable balance of such $50,000. Notwithstanding the foregoing, any liability of Buyer shall be limited to an amount equal to 10% of the aggregate value of the shares of Echlin Common Stock delivered to Sellers under this Agreement (excluding Buyer's obligations under Sections 1.3 and 1.4 or 5.15(e) hereof).

          (c) Promptly after receipt by any person entitled to indemnification under this Section 9.2 (an "indemnified party") of notice of the commencement of any action in respect of which the indemnified party will seek indemnification hereunder, the indemnified party shall notify each person that is obligated to provide such indemnification (an "indemnifying party") thereof in writing but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party other than under this Article 9. The indemnifying party shall be entitled to participate in the defense of such action and, provided that within 15 days after receipt of such written notice the indemnifying party confirms in writing its responsibility therefor and reasonably demonstrates that it will be able to pay the full amount of potential liability in connection with any such claim, to assume control of such defense with counsel reasonably satisfactory to such indemnified party; provided, however, that:

               (i) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

               (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party;

               (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim; and

               (iv) the indemnifying party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the indemnified party shall be entitled to have sole control over, the defense or settlement of (A) any claim to the extent the claim seeks an order, injunction or other equitable relief against the indemnified party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the indemnified Party or (B) any claim relating to Taxes.

     After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such action, the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison counsel for the indemnified party. If the indemnifying party does not assume control of the defense of such claim as Provided in this
     Section 9.2(c), the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 9.2. The reimbursement of fees, costs and expenses required by this
     Section 9.2 shall be made by periodic payments during the course of the investigations or defense, as and when bills are received or expenses incurred.

          (d) In the event that the indemnifying party shall be obligated to indemnify the indemnified party pursuant to this
     Article 9, the indemnifying party shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnified party with respect to the claims to which such indemnification relates.

          (e) No party shall be entitled to indemnification hereunder if such party had knowledge of the inaccuracy or breach for which indemnification is claimed at the time of Closing.

          10.  MISCELLANEOUS

          10.1 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. The Company shall not bear any legal or other expenses of any of the Sellers, including, without limitation, the fees of Mesirow Financial Inc. and of Messrs. Silver, Gould, Eizelman, Zoller, Upfal, Bean & Jackier; provided, however, that the obligations to Coopers & Lybrand pursuant to the audit contemplated by Section 5.9 hereof shall be reflected on the Closing Date Balance Sheet as an accrued liability.

          10.2 Headings. The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the Provisions hereof.

          10.3 Notices. All notices or other communications required or Permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand (including by courier), mailed by registered or certified mail, postage prepaid (return receipt requested), or sent by facsimile, as follows:

          If to the Company:

               Theodore Bargman Co.
               211 East Park Drive
               Albion, IN  46701
               Attention:  President
               Telephone:  (219) 636-3337
               Facsimile:

          If to the Sellers to Agent Seller:

               Lawrence S. Jackier, Esq.
               Silver, Gould, Eizelman, Zoller,
                    Upfal, Bean & Jackier
               1533 North Woodward Avenue
               Suite 250
               Bloomfield Hills, MI  48304
               Telephone:  (810) 642-0500
               Facsimile:  (810) 642-5241

          If to the Company or the Sellers copy to:

               Nathan Upfal, Esq.
               Silver, Gould, Eizelman, Zoller, Upfal, Bean
                    & Jackier
               1533 North Woodward Avenue
               Suite 250
               Bloomfield Hills, MI  48304
               Telephone:  (810) 642-0500
               Facsimile:  (810) 642-5241

          If to Buyer:

               Echlin Inc.
               100 Double Beach Road
               Branford, CT 06405
               Attention:  Secretary
               Telephone:  (203) 481-5751
               Facsimile:  (203) 481-6485

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three days after the date so mailed or if by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

          10.4 Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and the provisions of Article 9 and Section 10.13 hereof shall inure to the benefit of the indemnified parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, except that this Agreement and such rights, interests and obligations may be assigned by Buyer to an Affiliate (provided that Buyer is not relieved of its liability hereunder).

          10.5 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein.

          10.6 Modifications, Amendments and Waivers. At any time prior to the Closing, to the extent permitted by law, (i) Buyer and the Sellers may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof.

          10.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          10.8 Governing Law. This Agreement shall be governed by the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

          10.9 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

          10.10 Certain Definitions.  For purposes of this
Agreement:

          (a) an "Affiliate" of a specified person is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified,

          (b) the term "Associate" used to indicate a relationship with any person means (A) any corporation,partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 10% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

          (c) "best efforts" shall be deemed to not include any obligation on the part of any person to undertake any liabilities or perform any acts (except liabilities or performance, other than any best efforts obligations, expressly required to be undertaken by the terms of this Agreement) which are materially burdensome to such person; provided, however, that notwithstanding the foregoing, the term "best efforts" shall include an obligation to take such actions which are normally incident to or reasonably foreseeable in connection with such obligation or the transactions contemplated hereby;

          (d) the term "Insider" shall mean any Seller; any director or officer of the Company, any Subsidiary or any Seller; and any Affiliate, Associate or Relative of any of the foregoing persons;

          (e) "Material Adverse Effect" shall mean any change in, or effect on, the Company or any Subsidiary (including the business thereof) which is, or with reasonable probability might be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole (other than changes in the industry of the Company and its Subsidiaries, taken as a whole);

          (f) "person" shall mean and include an individual, corporation, partnership, joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto;

          (g) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person;

          (h) "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, but not limited to, income, excise, property, sales, value added, franchise, withholding, social security, and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments;

          (i) "To the knowledge" shall mean knowledge of a person (or of its executive officers if a corporation) after having made due investigation and reasonable inquiry of the appropriate employees or other persons having responsibility for such matter or having access to such information; and

          (j) the following terms have the meanings set forth in the following Sections of this Agreement:


                                              Section

Acquisition Proposal                            5.3
Agent Seller                                    1.1
Claims                                          2.9
Closing                                         1.2
Closing Date                                    1.2
Closing Date Balance Sheet                      5.9
Closing Date Financial Statements               5.9
Closing Payment                                 1.1
Code                                            2.17
Common Stock                                    2.3
Company Agreement                               2.15
Company Balance Sheet                           2.6
Company Financial Statements                    2.6
Compensation Commitment                         2.18
Confidential Information                        5.1
Echlin Common Stock                             1.1
ERISA                                           2.17
ERISA Plan                                      2.17
Exchange Act                                    4.7
Improvements                                    2.10
Indemnified party                               9.2
Indemnifying party                              9.2
Intellectual Property                           2.13
IRS                                             2.17
Judgments                                       2.9
Key Employees                                   2.7
Legal Expenses                                  9.2
Legal Proceedings                               2.9
Legal Requirements                              2.9
Multiemployer Plan                              2.17
Net Worth                                       5.9
PBGC                                            2.17
Pension Benefit Plan                            2.17
Permits                                         2.9
Pre-Closing Date                                6.4
Preferred Stock                                 2.3
SEC                                             4.5
Securities Act                                  3.3
Security Interest                               1.3
Shares                                          1.1
Subsidiary                                      2.2
Technology                                      2.13
Welfare Benefit Plan                            2.17

          10.11 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby and this Agreement will be construed and enforced as if such invalid, illegal or unenforceable provisions had not been included herein. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

          10.12 Specific Performance. Buyer, the Company and the Sellers recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

          10.13 Consent to Jurisdiction. Each of the Sellers hereby submits to the non-exclusive jurisdiction of the courts of the State of Connecticut and the federal courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that he or it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that his property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Each of the Sellers agrees that service of process may be made upon him or it in any manner permitted by the laws of the State of Connecticut or the federal laws of the United States or by service upon the Agent Seller at the address provided for purposes of Section 10.3 hereof in any such action, suit or proceeding against the Sellers with respect to this Agreement, and hereby irrevocably designates and appoints the Agent Seller as his or its authorized agent upon which process may be served in any such action, suit or proceeding, it being understood that such appointment and designation shall become effective without any further action on the part of the Sellers. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon the Sellers and shall remain effective until the Sellers shall appoint another agent for service of process acceptable to Buyer. The Sellers agree that final judgment (with all right of appeal having expired or been waived) against them in any such action, suit or proceeding shall be conclusive and that Buyer is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

          10.14 Agent Seller. Any payment required to be made pursuant to this Agreement by Buyer to the Sellers may be made to the Agent Seller, who or which shall act as agent for the other Sellers and pay or otherwise allocate to such Sellers their allocable share of such payment.

          10.15 Currency. All dollar amounts under this Agreement are in dollars of the United States of America.

          10.16 Third Parties. Nothing in this Agreement shall be deemed to be the for the benefit of, or enforceable by or on behalf of, any employee or former employee of the Company or of any Subsidiary, any dependent or beneficiary of any such employee, any labor union or other party or organization, any obligee, owner or holder of any obligation or liability, other than the parties to this Agreement.

          10.17 Adjustment of Shares. Certain share adjustments may be required as follows:

          (a) The number of shares of stock to be delivered or redelivered under this Agreement (and any per share price set forth herein) shall be subject to adjustment to take into account and fully reflect the effect of any stock split, stock dividend or recapitalization with respect to such stock.

          (b) Buyer shall not be required to issue fractional shares hereunder; all shares to be issued by it, shall be issued to the nearest whole number of shares.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              ECHLIN INC. (BUYER)


                              By: /s/ Thomas Marchese
                              ------------------------------
                              Name:  Thomas Marchese
                              Title: Director of Business
                                     Development

                              THEODORE BARGMAN CO. (THE COMPANY)


                              By: /s/ Barry T. Shapiro
                              ------------------------------
                              Name:  Barry T. Shapiro
                              Title: Chairman


                              THE SELLERS


                              OIG MANUFACTURING, a Michigan
                              co-partnership


                              By: /s/ Robert H. Orley
                              ------------------------------
                              Name:  Robert H. Orley
                                     Its Partner

                              A & B ASSOCIATES, a Michigan
                              co-partnership


                              By: /s/ Barry T. Shapiro
                              ------------------------------
                              Name:  Barry T. Shapiro
                                     Its Partner

                              /s/ Thomas Gaffney
                              ------------------------------
                              THOMAS GAFFNEY


                              /s/ James Taylor
                              ------------------------------
                              JAMES TAYLOR

Acceptance of the
Agency described in
this Agreement

/s/ Lawrence S. Jackier
- ---------------------------------
Lawrence S. Jackier, Seller Agent